Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-246359, 333-261543 and 333-269673) of ContraFect Corporation,

(2)	Registration Statement (Form S-8 No. 333-199046) pertaining to the Amended and Restated 2008 Equity Incentive Plan and 2014 Omnibus Incentive Plan of ContraFect Corporation,

(3)	Registration Statements (Form S-8 Nos. 333-217943, 333-224834, 333-231439, 333-246340, 333-256569 and 265151) pertaining to the 2014 Omnibus Incentive Plan of ContraFect Corporation,

(4)	Registration Statement (Form S-8 No. 333-261236) pertaining to the 2021 Employment Inducement Omnibus Incentive Plan of ContraFect Corporation, and

(5)	Registration Statement (Form S-8 No. 333-265153) pertaining to the 2022 Employee Stock Purchase Plan of ContraFect Corporation.

of our report dated March 31, 2023, with respect to the consolidated financial statements of ContraFect Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Hartford, Connecticut

March 31 , 2023